Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC Income Fund Announces First Quarter 2025 Private Loan Portfolio Activity
HOUSTON – April 10, 2025 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income” or the
“Company”) is pleased to announce the following recent activity in its private loan portfolio. During the first quarter of 2025, MSC Income originated new or increased commitments in its private loan portfolio of $135.9 million and funded total investments across its private loan portfolio with a cost basis totaling $137.5 million.
The following represent notable new private loan commitments and investments during the first quarter of 2025:
•$27.0 million in a first lien senior secured loan, $4.7 million in a first lien senior secured revolver and $0.7 million in equity to a designer and manufacturer of highly engineered electrical power distribution solutions to datacenters and other power applications;
•Increased investment of $28.8 million in a first lien senior secured loan to a manufacturer of chemicals and lubricant additives serving large specialty chemical companies;
•Increased investment of $17.9 million in a first lien senior secured loan and $2.7 million in a first lien senior secured delayed draw loan to a leading independent provider of maintenance, repair and operations services for the private aviation industry;
•Increased commitment of $17.2 million in an incremental first lien senior secured loan and
$0.3 million in incremental equity to a manufacturer of custom engineered die cut, formed foam, nonwoven and multi-material components for the automotive and healthcare end markets;
•$12.5 million in a first lien senior secured loan to a developer and operator of midstream gas infrastructure focused on providing gas treatment, processing and transportation services in the
Delaware Basin;
•Increased investment of $8.5 million in a first lien senior secured loan to a provider of test, inspection and certification instruments and associated parts and services; and
•$6.0 million in a first lien senior secured loan, $0.8 million in a first lien senior secured revolver and $0.2 million in equity to a manufacturer of gravity flow shelving solutions for grocery, convenience and alcohol retailers.
As of March 31, 2025, MSC Income’s private loan portfolio included total investments at cost of approximately $790.0 million across 84 unique companies. The private loan portfolio, as a percentage of cost, included 93.5% invested in first lien debt investments and 6.5% invested in equity investments or other securities.
ABOUT MSC INCOME FUND, INC.
The Company (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund.
The Company’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Company seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Company also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Company has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital Corporation (NYSE:
MAIN) (“Main Street”) utilizing the customized “one-stop” debt and equity financing solution provided in Main Street’s lower middle market investment strategy. The Company’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The
Company’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MSCA serves as the investment adviser and administrator of the Company in addition to several other advisory clients.